                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                MEDWAVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  MEDWAVE, INC.

                            4382 Round Lake Road West
                           Arden Hills, MN 55112-3923

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 25, 2002

Dear Medwave Shareholders:

       The Annual Meeting of Shareholders of Medwave, Inc., will be held on April 25, 2002, at 1:00 p.m. (Central Daylight time), at the Minneapolis offices of Fredrikson & Byron in Pipestone Conference Room on the 13th Floor of International Centre, 900 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

       1. To consider and act upon a proposal to amend the Articles of Incorporation and Bylaws to provide for staggered election of directors and modify the removal requirements for directors.

       2.     To elect five directors.

       3. To adopt an Amended and Restated Stock Option Plan which will clarify certain administrative provisions and also will (a) increase the number of shares reserved for issuance under the Plan by 500,000 shares, (b) provide for discretionary grants of options to non-employee directors, and (c) extend to February 26, 2012, the term during which incentive stock options can be granted under the Plan.

       4. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

       Only shareholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

       Your vote is important. We ask that you complete, sign, date, and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                               BY ORDER OF THE BOARD OF DIRECTORS



                               Timothy J. O'Malley
                               President and Chief Executive Officer

March 22, 2002

                                  MEDWAVE, INC.
                            4382 ROUND LAKE ROAD WEST
                           ARDEN HILLS, MN 55112-3923

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2002


                               GENERAL INFORMATION

         Your proxy is solicited by the Board of Directors of Medwave, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on April 25, 2002, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

         The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone. The Company may reimburse brokers and other nominees holding shares in their names for others for the costs of forwarding proxy material to, and obtaining proxies from, beneficial owners.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted FOR the proposals set forth in the Notice of Meeting and FOR the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is 4382 Round Lake Road West, Arden Hills, Minnesota 55112-3923. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about March 22, 2002.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed March 15, 2002, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 15, 2002, 6,989,599 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

                             PRINCIPAL SHAREHOLDERS

         The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of March 15, 2002. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                      Number of Shares         Percent of
Name and Address                      Beneficially Owned(1)    Ownership
------------------------------------- ------------------------ -------------
John R. Albers                           573,119(2)                8.1%
3825 Gillon Avenue
Dallas, TX 75205

G. Kent Archibald                        616,377(3)                8.4%
4382 Round Lake Road West
Arden Hills, MN 55112

Aaron Boxer, Revocable Trust             504,539                   7.2%
Aaron Boxer, Trustee
5500 Wayzata Boulevard
8th Floor - Suite 800
Minneapolis, MN 55416

William D. Corneliuson                   410,100(4)                5.8%
777 East Wisconsin Avenue
Suite 3020
Milwaukee, WI 53202

David B. Johnson                         634,058(5)                9.0%
5500 Wayzata Boulevard
8th Floor - Suite 800
Minneapolis, MN 55416

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 15, 2002, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes a currently exercisable warrant to purchase 97,125 shares of Common Stock.

(3) Includes options to purchase 390,000 shares of Common Stock which are currently exercisable as of March 15, 2002, or will become exercisable within 60 days of such date.

(4) Includes option to purchase 22,500 shares of Common Stock which is exercisable as of March 15, 2002, or will become exercisable within 60 days of such date.

(5) Includes 299,261 shares held by Mr. Johnson's spouse and minor children, and 163,000 shares and a currently exercisable warrant to purchase 20,000 shares owned by a foundation over which he may be deemed to share voting and disposition power, and a currently exercisable warrant to purchase 30,000 shares of Common Stock.

                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of March 15, 2002, by the executive officer of the Company named in the Summary Compensation Table, by each director and nominee for director of the Company and by all directors and executive officers as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

            Name of Beneficial Owner or            Number of Shares         Percent of
                 Identity of Group               Beneficially Owned(1)       Ownership
        -------------------------------------  -------------------------  ----------------
        William D. Corneliuson                           410,100(2)             5.8%
        Norman Dann                                       80,000(3)             1.1%
        Frank A. Katarow                                       0                  *
        John L. Miclot                                         0                  *
        Timothy J. O'Malley                              113,100(4)             1.6%
        All current executive officers
        and directors as a group (7 persons)             640,700(5)             8.9%

*    Less than 1%

(1)  See footnote (1) to preceding table.

(2) Includes option to purchase 22,500 shares of Common Stock which is exercisable as of March 15, 2002, or will become exercisable within 60 days of such date.

(3) Includes options and warrants to purchase 70,000 shares of Common Stock which are exercisable as of March 15, 2002, or will become exercisable within 60 days of such date.

(4) Includes 600 shares held by Mr. O'Malley's minor children and 112,500 shares which are not outstanding but may be purchased upon exercise of options which are exercisable as of March 15, 2002, or will become exercisable within 60 days of such date.

(5) Includes 242,590 shares, which may be purchased upon exercise of options and warrants which are exercisable as of March 15, 2002, or will become exercisable within 60 days of such date.


                                 PROPOSAL NO. 1

               AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS
              TO CLASSIFY THE BOARD, REQUIRE A 75% SHAREHOLDER VOTE
                           TO TAKE CERTAIN ACTIONS AND
                  MODIFY THE REMOVAL REQUIREMENTS FOR DIRECTORS

         The Board of Directors has unanimously determined that certain amendments to the Company's Articles of Incorporation and Bylaws are advisable and recommends that shareholders approve and adopt such amendments. These amendments, as more fully described below, would (i) authorize the Board to determine the number of directors at their discretion without additional shareholder approval, with a minimum of three, to serve on the Board from time to time, (ii) divide the Board into three classes to serve staggered three-year terms, and (iii) require the affirmative vote of the holders of at least 75% of the voting power of the Company's outstanding Common Stock to (a) remove a director with or without cause or (b) amend, modify or repeal the provisions of the Articles of Incorporation and Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or containing procedures for removing directors or filling vacancies on the Board. The following summary of the proposed amendments to the Articles and Bylaws is qualified by the full text of the proposed amendment to the Articles set forth in the attached Appendix A and the text of the proposed amendment to the Bylaws set forth in the attached Appendix B.

         The Board believes that the proposed amendments will provide the Board a greater opportunity to protect shareholder interests and to assure continuity in the affairs and business strategies of the Company. Proposal 1 may have an impact upon the rights of shareholders and may be characterized as an anti-takeover measure. Adoption of the proposed amendments may have significant effects on the ability of shareholders to change the composition of the incumbent Board of Directors and could make it more difficult to acquire control of the Company. The Board believes that, in certain situations, a third party could acquire a block of the Company's stock and try to gain control of the Company or attempt to realize a return on its investment without purchasing the remainder of the Company's stock through a tender offer or other means of acquisition.

         Such a purchaser might attempt to force the Company to accept a merger or restructuring or accept another proposal by launching a proxy contest to unseat the Company's Board. Following a substantial accumulation of stock of the Company, a hostile purchaser could seek representation on the Company's Board to increase the likelihood that its proposal would be implemented by the Company. The Board believes that the threat of removal from the Board in such a situation could curtail the directors' ability to negotiate effectively with a potential purchaser and their efforts to have the time and information necessary to evaluate the merits of such proposal and attempt to maximize the price obtained in any transaction based on such proposal. The Board believes that, if the proposed amendments are adopted by the shareholders, a potential hostile purchaser will be forced to negotiate directly with the Board, and that the Board will be in a better position to negotiate effectively on behalf of all shareholders in order to realize fair and equitable shareholder value. Proposal 1, if adopted by the shareholders, will apply to every election of directors and not only an election of directors occurring after a change in control of the Company

         The proposed amendments to the Articles and Bylaws are not being recommended in response to any specific effort of which the Company is aware to accumulate the Company's stock or to obtain control of the Company or its Board by means of a solicitation in opposition to management. The Board has considered the potential adverse effects of the proposed amendments and has concluded that such adverse effects are outweighed by the benefits the amendments would afford the Company and its shareholders. Nonetheless, because the amendments may significantly affect the ability of shareholders of the Company to effect rapid changes in the composition of the Board, we urge all shareholders to read carefully the following description of the amendments and their purposes and effects, as well as the text of the proposed amendments to the Articles of Incorporation and Bylaws set forth in Appendix A and Appendix B, respectively.

DESCRIPTION AND INTENDED EFFECT OF PROPOSAL 1:

         CLASSIFICATION OF BOARD. The Minnesota Business Corporation Act provides that the Articles of Incorporation or Bylaws of a corporation may permit the directors to be divided into classes. Neither the Company's current Articles of Incorporation nor its current Bylaws contain any provisions relating to the classification of directors. Rather, the Company's current Bylaws provide that all directors shall continue to hold office until the next annual shareholders' meeting and until their successors are elected and qualified. The proposed amendments contained in Proposal 1 relating to the classification of directors provide for the creation of three classes of directors with such classes to be as nearly equal in number as reasonably possible. Upon their initial election, the Class I directors will hold office for a term expiring at the 2003 Annual Meeting of shareholders, the Class II directors will hold office for a term expiring at the 2004 Annual Meeting of shareholders, and the Class III directors will hold office for term expiring at the 2005 Annual Meeting of shareholders. Commencing with the 2003 Annual Meeting of shareholders, the shareholders will elect only one class of directors each year, with directors of such class so elected to hold office for a term expiring at the third Annual Meeting of shareholders following their election. The same procedure would be repeated each year, with the result that only approximately one-third of the whole Board would be elected each year.

         The purpose of this amendment is to encourage potential acquirers of the Company to deal directly with the Board by making it difficult to replace the entire Board at any one Annual Meeting. By staggering the terms of the directors, this amendment prevents any outside group or individual from gaining control of the Board at any one election of directors unless such group or individual obtains the approval of the holders of at least 75% of the voting power of the outstanding shares of capital stock entitled to vote on a change in the composition of the Board through an amendment to the Articles of Incorporation and Bylaws. If such vote is not obtained, it would take such group or individual at least two elections of directors to gain control of the Board. The effect of this two-year period is to discourage any outside group or individual from attempting to gain control of the Board and thereby undermining the ability of the Board to negotiate effectively with such a group or individual. Although the purpose of the amendment is to encourage potential acquirers of the Company to deal directly with the Board, the institution of a classified Board will also make it more difficult for shareholders to change a majority of the directors even when the only reason for the change may be the performance of the present directors.

         INCREASE OR DECREASE IN THE NUMBER OF DIRECTORS. The Minnesota Business Corporation Act provides that the number of directors of a corporation shall be fixed by or in the manner provided in the corporation's Articles of Incorporation or Bylaws. The Company's current Bylaws provide that the number of directors shall be one or more, that the number shall be determined by the shareholders at each annual meeting, and that between annual meetings the number may be increased or decreased by the shareholders or increased by the Board.

         The proposed amendments modify the minimum number of one director to a minimum of three. The amendments also give the Board the authority to determine, from time to time, the number of directors at their discretion (no decrease in the number of directors, however, could result in the removal of a director unless the removal were authorized in the manner described below). The purpose of this amendment is to provide flexibility to the directors in determining the optimal size of the Board, and to inhibit a third party from increasing the number of directors and filling the newly created vacancies in an attempt to gain control of the Board.

         REMOVAL OF DIRECTORS; FILLING VACANCIES OF THE BOARD. The Minnesota Business Corporation Act controls the procedures for the removal of directors and the filling of vacancies on the Board caused by such removal or by any other reason, unless those procedures are modified by the corporation's Articles of Incorporation or Bylaws. Neither the Company's current Articles of Incorporation nor the Company's current Bylaws contain provisions relating to the removal of directors. The procedures established by the Minnesota Business Corporation Act permit the shareholders to remove a director at any time, with or without cause, by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors. The Minnesota Business Corporation Act also allows the Board to remove a director, with or without cause, but only if such director was appointed by the Board and the shareholders have not elected directors in the time period between the appointment and the removal. The Minnesota Business Corporation Act and the Company's current Bylaws provide that any vacancy occurring on the Board, whether as a result of death, resignation, removal or any other reason, shall be filled by the affirmative vote of a majority of directors then remaining in office, even though less than a quorum, and that the director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified. Under the proposed amendments, because directors elected to fill a vacancy will be identified as being of the same class as the directors they succeed, such directors will be elected to hold office for a term which shall coincide with the remaining term of that class (regardless of whether that remaining term is more than one year in duration), or until their successors are elected and qualified.

         The proposed amendment relating to the removal of directors modifies the above procedures by allowing the Board to remove a director at any time, with or without cause, by vote of a majority of the directors then in office, and by allowing shareholders to remove a director at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such removal. In addition, the proposed amendment gives the Board authority to fill a vacancy occurring on the Board for the remainder of the unexpired term in respect of which such vacancy occurred. The purpose of this amendment is to inhibit a third party from removing incumbent directors with a simple majority vote of the shares entitled to vote and filling the newly created vacancies in an attempt to gain control of the Board.

         The provisions of the proposed amendments relating to the removal of directors are designed to protect the classified Board structure in the event a third party gains control of a majority of the voting power of the Company's outstanding capital stock. The requirement of a 75% shareholder vote to remove directors, together with the provision in the Company's Bylaws that vacancies on the Board are to be filled by the directors, are intended to preclude such third party from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by removal. Moreover, the currently existing provision that newly created directorships are to be filled by the directors then in office, along with the proposed amendment to the Company's Bylaws authorizing the Board to set the size of the Board, would prevent those seeking majority representation on the Board from obtaining such representation simply by enlarging the Board and filling the new directorships created thereby with their own nominees.

         INCREASE IN THE SHAREHOLDER VOTE REQUIRED FOR AN AMENDMENT, MODIFICATION OR REPEAL OF AMENDMENTS CONCERNING THE CLASSIFICATION, TERM OR REMOVAL OF DIRECTORS. The Minnesota Business Corporation Act provides that a corporation's Articles of Incorporation may be amended, modified, or repealed by the affirmative vote of a majority of the voting power of the shares present and entitled to vote at a duly held meeting unless the corporation's articles of incorporation require a larger vote. The Company's current Articles of Incorporation require the affirmative vote of at least 51% of the voting power of the shares present and entitled to vote at a duly held meeting, to amend the Articles of Incorporation of the Company. The proposed amendments provide that the provisions of the Articles of Incorporation or Bylaws relating to the number of directors or their classifications, qualifications, terms of office or removal from office cannot be amended, modified or repealed without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such amendment, modification, or repeal. The purpose of this amendment is to inhibit a third party from eliminating the classified Board or removing incumbent directors by an amendment to the Articles of Incorporation obtained with a simple majority vote of the shares present and entitled to vote at a meeting and filling the newly created vacancies in an attempt to gain control of the Board.

         CERTAIN EXISTING PROVISIONS IN THE COMPANY'S ARTICLES OF INCORPORATION. The Company's Articles of Incorporation authorize the Company to issue 50,000,000 shares of stock and permit the Board of Directors to establish from that number, by resolution adopted and filed in the manner provided by law, one or more classes or series of stock and to fix the relative rights and preferences of each such class or series. The shares of any class or series so created by the Board may be issued by the Board at such times and for such purposes as the Board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authority.

         In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which the Board does not approve, the above-described provisions of the Company's Articles of Incorporation would allow the Board to authorize the issuance of a series of stock with rights and preferences which could discourage or impede the completion of such a hostile transaction. Under such provisions, the Board could, for example, adopt a shareholder rights plan or "poison pill" without additional shareholder approval. Also, the Board could issue shares to purchasers who would support the Board in opposing a hostile takeover bid. The Board does not intend to issue any shares except on terms which the Board deems to be in the best interests of the Company and its then existing shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The adoption of the amendments to the Articles of Incorporation and Bylaws, as set forth in Proposal 1, requires the affirmative vote of the holders of 51% of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, but not less than 1,817,995 shares.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1 TO AMEND THE ARTICLES OF INCORPORATION AND BYLAWS TO, AMONG OTHER THINGS, CLASSIFY THE BOARD AND MODIFY THE REMOVAL REQUIREMENTS FOR DIRECTORS.


                                 PROPOSAL NO. 2

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company presently consists of five persons. Subject to the adoption by the shareholders of the amendments to the Company's Articles of Incorporation and Bylaws contained in Proposal 1, the Board of Directors has set the number of directors at five and has nominated five persons for election to the Board with one director to be a Class I director, two directors to be Class II directors, and two directors to be Class III directors. Each of the nominees is currently a director of the Company whose current term expires at the Annual Meeting. If elected, each nominee has consented to serve as a director for the terms set forth below.

         At the Meeting and assuming the shareholders approve the amendments contained in Proposal 1, the Class I nominee will be elected to hold office until the 2003 Annual Meeting or until his successor is elected and has qualified, the Class II nominees will be elected to hold office until the 2004 Annual Meeting or until successors are elected and have qualified, and the Class III nominees will be elected to hold office until the 2005 Annual Meeting or until successors are elected and have qualified. Beginning with the 2003 Annual Meeting and continuing at each annual meeting thereafter, the directors standing for election in that year shall be elected for three year terms.

         In the absence of other instructions, each proxy will be voted "FOR" each of the nominees listed below, who have been nominated by the Board of Directors into the classes and for the terms indicated below. If Proposal 1 relating to the classification of the Board of Directors is not adopted, the proxies solicited hereby will, unless authority is withheld, be voted for the election as directors of the five individuals named below for a term of one year until the next annual meeting of shareholders and until their successors have been duly elected and qualify.

         If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of the holders of 51% of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 1,817,995 shares, is required for election to the Board of each of the five (5) nominees mentioned below.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE.

                              NOMINEES FOR DIRECTOR
                              ---------------------

      CLASS I DIRECTORS             CLASS II DIRECTORS              CLASS III DIRECTORS
   (ONE YEAR INITIAL TERM)        (TWO YEAR INITIAL TERM)        (THREE YEAR INITIAL TERM)
   -----------------------        -----------------------        -------------------------
         Norman Dann               William D. Corneliuson             Frank A. Katarow
                                    Timothy J. O'Malley                John L. Miclot


         The names and ages of all the director nominees and the positions held by each with the Company are as follows:

          NAME                     AGE                POSITION
------------------------------   -------   ----------------------------------------
William D. Corneliuson(1)(2)        58      Director and Chairman
Norman Dann(1)(2)                   74      Director
Timothy J. O'Malley                 40      President, Chief Executive Officer and
                                            Director
Frank A. Katarow(2)                ____     Director
John L. Miclot(1)                   43      Director

------------------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

       WILLIAM D. CORNELIUSON, has been a director of the Company since May 1999 and Chairman of the Board since February 2002. Mr. Corneliuson is President of B.C. Holdings, Inc., a private investment company. Mr. Corneliuson has been with B.C. Holdings, Inc. since 1993. From 1976 to 1993, Mr. Corneliuson was President, co-founder, and Vice Chairman of the Board of Strong/Corneliuson Capital Management, Inc. He was also co-founder of the Strong family of mutual funds.

       NORMAN DANN, a director of the Company since August 1995, has extensive experience in the medical device industry. Since 1992, Mr. Dann has been a business consultant concentrating in the areas of venture capital, strategic planning, marketing, and product development. Mr. Dann also currently serves as a director of Medical CV Inc. and several private companies. From 1980 to 1992, Mr. Dann served as an executive officer of and consultant to Pathfinder Ventures, Inc., a venture capital firm ("Pathfinder"), and served as a general partner of three of Pathfinder's funds and partnerships. From 1971 to 1977, Mr. Dann served as Vice President of Sales and Marketing and Senior Vice President of Development with Medtronic, Inc., a leading manufacturer of cardiac pacemakers and other medical products. In 1960, Mr. Dann founded The Dann Company, an independent representative and service organization for medical products, which was acquired by Medtronic, Inc. in 1971. Mr. Dann holds a B.S. degree in industrial engineering from Pennsylvania State University.

       TIMOTHY J. O'MALLEY, is President and Chief Executive Officer and a director of the Company. He has served in these positions since October 1999. From 1984 until 1999, Mr. O'Malley was an employee of Siemens Medical Systems, Inc. Throughout his employment he served in a variety of technical, sales, marketing and general management roles. At the time of his departure from Siemens, Mr. O'Malley was Vice President/Division Manager of Siemens Medical Systems, Electromedical Division for North America. Prior to joining Siemens, Mr. O'Malley worked as a biomedical engineer at a small privately held company in the Chicago area, selling and supporting medical equipment service and maintenance agreements. Mr. O'Malley received his Associates of Applied Science degree in 1983 from Oakton College in Des Plaines, Illinois and attended DePaul University of Chicago from 1986 until 1991, with an emphasis in Business Management and Marketing.

       FRANK A. KATAROW, a director of the Company since 2002, has been President and Chief Operating Officer of BCI, Inc., a designer, manufacturer and distributor of patient monitoring equipment, since November 1993. Mr. Katarow has been employed by BCI since October 1980 serving in various capacities, including Executive Vice President from January 1993 to

November 1993, Senior Vice President and General Manager from March 1992 to January 1993, and Vice President of Operations from June 1990 to March 1992. In addition, Mr. Katarow is the President of SurgiVet, Inc., the wholly-owned veterinary division of BCI, Inc. BCI, then a public company, was successfully sold to Smiths Group, plc., a public company traded on the London exchange.

       JOHN L. MICLOT, a director of the Company since 2002, has since July 1999 been Senior Vice President and President--Home Care Division of Respironics, Inc., a developer, manufacturer and marketer of medical devices used for the treatment of patients suffering from respiratory disorders. He joined Respironics in February 1998 as Group Vice President--Sleep Disorders. In August 1998, in addition to his Group Vice President role he acquired the added responsibility of Vice President Sales and Marketing. From 1995 to February of 1998, Mr. Miclot had been Senior Vice President Sales and Marketing for Healthdyne. Prior to that time, he was Vice President of Marketing for Medex, Inc. which he joined in February 1994. Mr. Miclot previously held several senior positions in marketing, international activities and sales with Ohmeda, a Division of British Oxygen Corporation, which he joined in 1988.

COMMITTEE AND BOARD MEETINGS

       The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is responsible for reviewing the Company's internal control procedures and the quarterly and annual financial statements of the Company, and reviewing with the Company's independent public accountants the results of the annual audit. The Audit Committee held four formal meetings during fiscal 2001. The Compensation Committee administers the Company's Stock Option Plan and recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company. The Compensation Committee held two formal meetings during fiscal 2001. Members of both of such Committees also meet informally from time to time throughout the year on Committee matters.

       The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board action by unanimous written consent of all directors, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2001, the Board of Directors held six formal meetings. Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s)) of the Board and of committee(s) of which he was a member.



                             AUDIT COMMITTEE REPORT

       The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

         In accordance with its written charter adopted by the Board of Directors (a copy of which was furnished to shareholders in connection with the Company's 2001 Annual Meeting), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

       (1) reviewed and discussed the audited financial statements with management;

       (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented; and

       (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001, as filed with the Securities and Exchange Commission.

                   Current Directors who Served as Members of
                    the Audit Committee for 2001 Fiscal Year:

                             William D. Corneliuson
                                   Norman Dann


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation earned or awarded during each of the last three fiscal years to the Company's President and Chief Executive Officer, the only executive officer whose total salary and bonus for fiscal 2001 exceeded $100,000.

                                                                             LONG-TERM
                                                                             ---------
                                             ANNUAL COMPENSATION            COMPENSATION
                                             -------------------            ------------
                                                                             SECURITIES
                                                                             UNDERLYING          ALL OTHER
    NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS    OPTIONS (# OF SHARES)   COMPENSATION
-------------------------------------- ---------- ---------- --------- ----------------------- ---------------
Timothy J. O'Malley,                     2001     $180,000
President and Chief Executive            2000      $96,808     ---              ---                  ---
Officer (1)                              1999        ---       ---            225,000                ---
                                                               ---              ---                  ---

---------------
(1)  Mr. O'Malley became an executive officer during fiscal 2000

COMPENSATION OF DIRECTORS

         Directors are not currently paid fees for attending meetings. Under the Company's Stock Option Plan, each non-employee director receives an option to purchase 30,000 shares of Common Stock upon his initial election to the Board. Each such option is for a term of ten years and vests over a four-year period. In addition, after three years of service each non-employee director receives a ten-year non-qualified option for 10,000 shares, vesting after one year, each year he or she continues to serve as a director. Pursuant to the Stock Option Plan, as amended and restated, directors are also eligible for discretionary option grants. During fiscal 2001, Mr. Dann received an option for 10,000 shares in an exercise price of $7.125.

EMPLOYMENT AGREEMENTS

         The Company has non-compete and confidentiality agreements with its employees. In addition, the Company has a letter agreement of employment with Mr. O'Malley which outlines the terms of Mr. O'Malley's stock options and compensation plan. The letter agreement does not provide for any severance benefits. The Company does not have key man life insurance on Mr. O'Malley. The Company does not have an employment agreement with, or key man life insurance on, any other individual.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         No options or SARs were granted during the fiscal year ended April 30, 2001, to the executive officer(s) named in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended April 30, 2001 by the executive officer(s) named in the Summary Compensation Table and the aggregate fiscal year-end value of the unexercised options of such executive officer(s).

                                                           NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                           SECURITIES UNDERLYING          IN-THE-MONEY OPTIONS
                                                                  OPTIONS                    AT FISCAL YEAR-
                                                          AT FISCAL YEAR-END (#)               END ($)(1)
                                 SHARES                ------------------------------ -----------------------------
                                ACQUIRED
                                   ON        VALUE
                                EXERCISE    REALIZED
            NAME                   (#)        ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------------ ----------- ----------- ------------- ---------------- ------------- ---------------
Timothy J. O'Malley                 0          $0         56,250       168,750             $0              $0

(1) Based on the difference between the closing price of the Company's Common Stock at fiscal year-end and the option exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee is currently composed of two of the Company's outside directors. The Compensation Committee's responsibilities are to:

       o Review and recommend compensation policies and compensation levels for the Company's executive officers to the Board;

       o Review and recommend plans to provide management continuity to the Board; and

       o Administer the Company's stock-based compensation plan. The Compensation Committee determines who will participate in the Company's stock-based compensation plans and the extent and terms of such participation.

The Compensation Committee's objectives in recommending executive compensation policies and compensation levels for the Company's executive officers are: (i) to attract and retain qualified executive officers; (ii) to align the interest of those executive officers with those of the Company's shareholders; and (iii) to encourage the development of a cohesive management team. The Compensation Committee believes that base salaries need to be competitive to attract and retain qualified executive officers and that the executive officers need to be provided with stock ownership opportunities to align their interests with those of the Company's shareholders.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

         The Company's executive compensation program focuses on Company and individual performance as determined by the Compensation Committee. The Compensation Committee places primary emphasis on Company performance rather than individual performance in order to inspire the Company's executives to work as a team to accomplish Company objectives. Components of the Company's executive officer compensation program include base salary, bonus compensation, and stock option grants, as well as various benefits which are presently available to all employees of the Company. Each component of the executive officer compensation program is discussed in greater detail below.

         BASE SALARY The Compensation Committee's recommendations regarding the base salary of each of the Company's executive officers are based on a number of factors, including the executive officer's experience and past performance, the level of skill and responsibility required by the executive's position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information pertaining specifically to the medical device industry as well as to companies of similar size in other industries. In general, the Compensation Committee seeks to set executive officer base salary at competitive levels in relation to the companies with which the Company competes for executives. Base salaries are determined prior to the beginning of each fiscal year following a review of the above factors by the Compensation Committee and may also be adjusted based on Company performance and the executive officer's impact thereon, cost of living, promotion, or merit factors.

         The base salary compensation component for each executive officer, other than Mr. O'Malley, was determined by Mr. O'Malley and reviewed and approved by the Compensation Committee based on the factors discussed above.

         BONUS COMPENSATION The Compensation Committee has set up a Bonus Compensation plan for Mr. O'Malley and for other Executive Officers and Managers of the Company. The Bonus Compensation plan currently is established through April 30, 2002 and is designed to align the employee's short-term and mid-term goals with the Company's short-term and mid-term goals. The Bonus Compensation plan establishes performance goals, regarding revenue, gross margin, and net income results for Mr. O'Malley. Mr. O'Malley and managers can earn a bonus of up to 30% of base salary. For other executives and managers, performance objectives are determined by Mr. O'Malley for each individual and then they are reviewed by the Compensation Committee, and these generally have included performance goals regarding gross revenue, gross margin, net income, expense levels, regulatory approvals, inventory levels, and product development time tables.

         STOCK OPTION PROGRAM By granting options to purchase Common Stock to the executive officers of the Company, the Compensation Committee seeks to align the long-term interests of the Company's executive officers with those of its shareholders by creating a strong and direct nexus between executive compensation and shareholder return and to enable executives to develop and maintain a significant ownership position in the Company.

         The Company's Amended and Restated Stock Option Plan (Stock Option
Plan) authorizes the Compensation Committee to issue executive officers incentive stock options having an exercise price not less than the fair market value of the Common Stock on the date of grant (or, for an incentive option granted to a person holding more than 10% of the Company's voting stock, at not less than 110% of fair market value), and non-statutory options having an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Options granted under the Stock Option Plan have a term fixed by the Compensation Committee at the time of grant, which term may not exceed 10 years. All other terms of options granted under the Stock Option Plan may be determined by the Compensation Committee and different restrictions may be established with respect to different recipients of stock options.

         The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company

         BENEFITS The Company provides medical insurance benefits as well as a SEP retirement plan to the executive officers. The same benefits are available to all Company employees. The amount of these benefits, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of each executive officer's annual salary for fiscal 2001.

SECTION 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a, publicly held corporation to $1,000,000. In fiscal 2001, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under
Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                   Current Directors who Served as Members of
                the Compensation Committee for 2001 Fiscal Year:

                             William D. Corneliuson
                                   Norman Dann


                                PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the performance of the Company's Common Stock on the Nasdaq Small Cap Market to an index for the Nasdaq Stock Market (U.S. Companies) prepared by the Center for Research in Securities Prices and to Nasdaq stocks for companies with an SIC code of 3840-3849, which is for Surgical, Medical, and Dental Instruments and Supplies. The graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested on April 30, 1996, and assumes reinvestment of all dividends.

                                                         [GRAPH]

----------------------------------------------------------------------------------------------------------------------------------
                                                          Legend

Symbol              CRSP Total Returns Index for:                   04/1996    04/1997    04/1998    04/1999    04/2000    04/2001
------              -----------------------------                   -------    -------    -------    -------    -------    -------
_______ / /         Medwave, Inc.                                    100.0      121.9      128.1      112.5       87.5       50.2

___ ___  *          Nasdaq Stock Market (US Companies)               100.0      105.8      158.2      217.0      328.8      179.7

- - - -  TRIANGLE   NASDAQ Stocks (SIC 3840-3849 US Companies)       100.0       82.0      113.1      131.3      146.5      134.0
                    Surgical, Medical, and Dental Instruments
                    and Supplies

NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 04/30/1996.
----------------------------------------------------------------------------------------------------------------------------------


                                 PROPOSAL NO. 3

                            APPROVAL OF AMENDMENT AND
                        RESTATEMENT OF STOCK OPTION PLAN

PROPOSED AMENDMENT

         In February 2002, the Board of Directors amended and restated, subject to shareholder approval, the Company's Stock Option Plan. In addition to clarifying certain administrative provisions, the amendment and restatement also
(i) increases by 500,000 the number of shares available for issuance under the Stock Option Plan, (ii) provides for discretionary grants of nonqualified stock options to non-employee directors, and (iii) extends to February 26, 2012, the term during which incentive stock options can be granted under the Stock Option Plan.

         A general description of the Plan and the amendments is set forth below, but such description is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Appendix C.

DESCRIPTION OF PLAN

         PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability as employees, directors, and key consultants by providing an incentive to such individuals through equity participation in the Company and by rewarding such employees, directors and key consultants who contribute to the achievement by the Company of its long-term economic objectives. Of the 1,700,000 shares reserved under the Plan since its adoption in November 1995 and amendment in 1998, a total of 311,000 shares have been issued, 1,289,000 shares are reserved for options currently outstanding, and 100,000 shares are available for future options. If the amendment and restatement is approved, 500,000 additional shares of Common Stock will be reserved for options under the Plan.

         TERM. Incentive stock options may be granted under the Plan until February 26, 2012, the ten-year anniversary of the date the Board of Directors adopted the amended and restated Stock Option Plan. Non-qualified stock options may be granted pursuant to the Plan until it is discontinued or terminated by the Board.

         ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive non-qualified stock options. As of February 28, 2002, the Company had approximately 18 employees (of which four are officers), and two directors who are not employees.

         OPTIONS. When an option is granted under the Plan, the Committee, at its discretion, specifies the option price, the type of option (either "incentive" or "non-qualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option generally may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant and, unless otherwise determined by the Committee, the option price of a non-qualified option will not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The market value of the Company's Common Stock on ______________, 2002, was $_______. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value or some combination of cash and Common Stock. Each incentive stock option granted under the Plan is nontransferable during the lifetime of the optionee. The Committee may, in its discretion, permit the transfer of non-qualified stock options to immediate family members or to certain family trusts or family limited partnerships, Each outstanding option under the Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment or directorship. All outstanding options become immediately exercisable in full upon a "change of control" which includes, (i) the purchase of at least 60% of the Company's stock, (ii) a merger, consolidation, sale of substantially all of the Company's assets, or liquidation of the Company, and (iii) certain changes in the Company's Board of Directors.

         Under the Plan, each non-employee director of the Company (excluding persons who were non-employee directors on the date the Plan was adopted by the Board) is automatically granted a non-qualified option for 30,000 shares of Common Stock upon his or her initial election as a director, vesting over a four-year period. In addition, after three years of service, each outside director receives a non-qualified option for 10,000 shares, vesting after one year, each year he or she continues to serve as a director. Each non-qualified option expires ten years from the date of grant and has an exercise price per share equal to 100% of the fair market value of the Common Stock on the date of grant. Options to purchase 100,000 shares are currently outstanding as a result of the non-employee director automatic option provisions of the Plan. If the amendment and restatement of the Plan is approved, discretionary grants can be made to non-employee directors in addition to their automatic grants.

         AMENDMENT. The Board of Directors may, from time to time, suspend or discontinue the Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee except as authorized in the event of merger, consolidation or liquidation of the Company, (ii) the Plan may not be amended in any manner that will (a) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (b) change the designation of the class of employees eligible to receive options; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to optionees under the Plan without the approval of the shareholders, to the extent such approval is required by applicable law or regulation.

         FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Under present law, an optionee will not realize any taxable income on the date a non-qualified option is granted pursuant to the Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which non-qualified options are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment related taxes on such ordinary income.

         Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Under Section 422, an optionee recognizes to taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option, but may be required to withhold income or other employment related taxes when the option is exercised or upon a disposition of the shares acquired. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         PLAN BENEFITS. The table below shows the total number of stock options that have been received by the following individuals and groups under the Plan as of February 22, 2002:

                                                                           TOTAL NUMBER OF
                               NAME AND POSITION/GROUP                   OPTIONS RECEIVED(1)
                               -----------------------                   -------------------
        Timothy J. O'Malley, President and Chief Executive Officer             315,000
        Current Executive Officer Group (3 persons)                            370,000
        Current Non-Executive Officer Director Group (2 persons)               100,000
        Current Non-Executive Officer Employee Group (6 persons)               164,000


(1) This table reflects the total stock options granted without taking into account exercises or cancellations. Because future grants of stock options (other than the automatic option grants to nonemployee directors) are subject to the discretion of the Compensation Committee the future benefits that may be received by theses individuals or groups under the Plan cannot be determined at this time, except for the automatic option grants to outside directors as described above.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The Board of Directors recommends that the shareholders approve the Amendment and Restatement of the Plan. Approval of the Amendment and Restatement requires the affirmative vote of 51% of the voting power of the shares represented in person or by proxy at the meeting with authority to vote on such matter, but not less than 1,817,995 shares.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT.

                          INDEPENDENT PUBLIC ACCOUNTANT

         Ernst & Young, LLP acted as the Company's independent public accountant for fiscal 2001. Representatives from Ernst & Young LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company's shareholders.

         AUDIT FEES. The aggregate fees billed by Ernst & Young, LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2001 and reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 were $_______.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Ernst & Young, LLP for financial information systems design and implementation services rendered to the Company during fiscal 2001.

         ALL OTHER FEES. No fees were billed by Ernst & Young, LLP for non-audit services rendered to the Company during fiscal 2001.

         The Company's Audit Committee has considered whether provision of non-audit services is compatible with maintaining Ernst & Young, LLP's independence and has determined that such services should not adversely affect Ernst & Young, LLP's independence.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for such persons, the Company believes that during the fiscal year ended April 30, 2001 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with, except that each of Donna Lunak and Roger Thede was late filing her/his Form 3.


                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next annual meeting of shareholders must be received by the Company by November 22, 2002, to be considered for inclusion in the Company's proxy statement and related proxy for the next annual meeting.

         Also, if a shareholder proposal intended to be presented at the next annual meeting but not included in the Company's proxy statement and proxy is received by the Company after February 5, 2003, then management named in the Company's proxy form for the next annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy material.


                                    FORM 10-K

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED APRIL 30, 2001 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. NO PORTION OF SUCH REPORT IS INCORPORATED HEREIN OR IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF MEDWAVE COMMON STOCK ON MARCH 15, 2002, THE RECORD DATE FOR THE 2002 ANNUAL MEETING AND SHOULD BE DIRECTED TO MR. TIMOTHY J. O'MALLEY, CHIEF EXECUTIVE OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.

                                      BOARD OF THE BOARD OF DIRECTORS



Dated:   March 22, 2001               Timothy J. O'Malley
         Arden Hills, Minnesota       President and Chief Executive Officer

                                   APPENDIX A

               PROPOSED ADDITION TO THE ARTICLES OF INCORPORATION

1. Article 8 will be added to the Articles of Incorporation to read as follows:

                        ARTICLE 8 - REMOVAL OF DIRECTORS

         8.1) If any director or directors are proposed to be removed from office, with or without cause, by action of the shareholders, the affirmative vote of shareholders holding at least 75% of the voting power of all shares entitled to vote shall be required to remove any or all of the directors from office, with or without cause.

2. Article 9 will be added to the Articles of Incorporation to read as follows:

                      ARTICLE 9 - AMENDMENT OF BYLAWS AND
                  ARTICLES 8 AND 9 OF ARTICLES OF INCORPORATION

         9.1) AMENDMENT OF BYLAWS. Sections 3.2 and 3.3 of the Bylaws fixing the number of directors or their classifications, qualifications or terms of office, or prescribing procedures for removing directors or filling vacancies on the Board, may be amended or repealed by shareholders only by the affirmative vote of the holders of at least 75% of the voting power of all shares entitled to vote.

         9.2) AMENDMENT OF ARTICLES 8 AND 9 OF ARTICLES OF INCORPORATION. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of at least 75% of the voting power of all shares entitled to vote shall be required to amend or repeal all or any portion of Article 8 and this Article 9 or to adopt, amend or repeal any other provision of the Articles of Incorporation or Bylaws of the corporation so as to be inconsistent with or to contravene Article 8 or this Article 9.

                                   APPENDIX B

                          PROPOSED AMENDMENTS TO BYLAWS

1. Section 3.2 of Article 3 of the Bylaws will be amended to read as follows:

         3.2) NUMBER, TERM, ELECTION AND QUALIFICATION. The number of directors shall be not less than three and shall be established by resolution adopted by the Board of Directors from time to time. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2002 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of the shareholders, beginning in 2003, successors to the class of directors whose terms expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, or until his or her resignation or removal from office.

2. Section 3.3 of the Bylaws will be amended to read as follows:

         3.3) VACANCIES; REMOVAL. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors result in the elimination of an entire class of directors, cause any class to contain a number of directors two or more greater than any other class, or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then holding office, and any other vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the directors then holding office, even if less than a quorum, or by a sole remaining director. The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least 75% of the voting power of all shares entitled to vote. The Board of Directors of the corporation, by the affirmative vote of a majority of the directors then holding office, may remove a director at any time, with or without cause.

                                   APPENDIX C

                                  MEDWAVE, INC.

                   2002 AMENDED AND RESTATED STOCK OPTION PLAN
              (COMPOSITE COPY AS AMENDED THROUGH FEBRUARY 26, 2002)

                      ARTICLE 1. ESTABLISHMENT AND PURPOSE

       1.1 ESTABLISHMENT. Medwave, Inc. (the "Company") hereby establishes a plan providing for the grant of stock options to certain eligible employees, directors and key consultants of the Company and its subsidiaries. This plan shall be known as the 2002 Amended and Restated Stock Option Plan (the "Plan").

       1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract and retain persons of ability as employees, directors, and key consultants by providing an incentive to such individuals through equity participation in the Company and by rewarding such employees, directors and key consultants who contribute to the achievement by the Company of its long-term economic objectives.

                             ARTICLE 2. DEFINITIONS

The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

       2.1 "BOARD" means the Board of Directors of the Company.

       2.2 "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

       2.3 "COMMITTEE" means the entity administering the Plan, as provided in
Article 3 below.

       2.4 "COMMON STOCK" means the common stock of the Company, no par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 below.

       2.5 "DISABILITY" means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e) (3) of the Code.

       2.6 "ELIGIBLE PARTICIPANTS" means individuals who are full-time or part-time employees of the Company or any Subsidiary, or directors or key consultants to the Company or any Subsidiary.

       2.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       2.8 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date:

              (a) if such stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock;

              (b) if such stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or

              (c) if such stock is not publicly traded on such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

       2.9 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of this Plan that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

       2.10 "NONSTATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.6 of the Plan and does not qualify as an Incentive Stock Option.

       2.11 "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option.

       2.12 "OPTIONEE" means an Eligible Participant who receives one or more Options under the Plan.

       2.13 "PERSON" means any individual, corporation, partnership, group, association or other "person (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company.

       2.14 "RETIREMENT" means the retirement of an Optionee pursuant to and in accordance with the regular retirement plan or practice of the Company or the Subsidiary employing the Optionee.

       2.15 "SECURITIES ACT" means the Securities Act of 1933, as amended.

       2.16 "SUBSIDIARY" means any corporation that is a subsidiary corporation of the Company (within the meaning of Section 424(f) of the Code).

       2.17 "TAX DATE" means a date defined in Sections 6.5(c) and 6.6(c) of the Plan.

                         ARTICLE 3. PLAN ADMINISTRATION

       The Plan shall be administered by the Board or by a committee of the Board consisting of two (2) or more directors. As long as the Company's securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the committee shall be a "nonemployee director." Solely for purposes of this Article 3, "nonemployee director" shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

       Members of any committee shall be appointed from time by the Board. A majority of the members of such committee shall constitute a quorum. Such committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such committee may be taken without a meeting if unanimous written consent thereto is given. Copies of minutes of such committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer either to the Board or to any committee established by the Board.

       In accordance with and subject to the provisions of the Plan, the Committee shall select the Optionees from Eligible Participants; shall determine the number of shares of Common Stock to be subject to Options granted pursuant to the Plan, the time at which Options are granted, the Option exercise price, Option period and the manner in which each Option becomes exercisable; and shall fix such other provisions of Options as the Committee may deem necessary or desirable as consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Optionees which shall evidence the particular terms, conditions, rights and duties of the Company and the Optionees under Options granted pursuant to the Plan. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. With the consent of the Optionee affected thereby, the Committee may amend or modify the terms of any outstanding Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Committee may, with the consent of the Optionee affected thereby, modify, extend, renew or accept the surrender of any outstanding Option, to the extent not previously exercised, and the Committee may authorize the grant of new Options in substitution therefor.

       Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of the members thereof, the directors, officers and employees of the Company and its Subsidiaries, and the Optionees and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                      ARTICLE 4. STOCK SUBJECT TO THE PLAN

       4.1 NUMBER. The maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be 2,200,000, subject to adjustments upon changes in the capitalization of the Company as provided in Section 4.3 below. The maximum number of shares authorized may be increased from time to time by approval of the Board and the shareholders of the Company. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan.

       4.2 UNUSED STOCK. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.

       4.3 CAPITAL ADJUSTMENTS. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, divestiture (including a spin-off), stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Committee (or, if the company is not the surviving corporation of any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Optionees, the number and kind of securities subject to outstanding Options. Any such adjustment in any outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option (but with an appropriate adjustment in the price for each share or other unit of any security covered by the outstanding Incentive Stock Option as a result of any such change in the corporate structure or shares of the Company), without the consent of the Optionee affected thereby, in accordance with Sections 422 and 424(h) of the Code.

                            ARTICLE 5. PARTICIPATION

       Optionees shall be those Eligible Participants who, in the judgment of the Committee, are performing, or during the term of an Option, will perform, vital services in the management, operation and development of the Company or a Subsidiary, and significantly contribute or are expected to significantly contribute to the achievement of long-term corporate economic objectives. Optionees may be granted from time to time one or more Incentive Stock Options or Nonstatutory Stock Options under the Plan, as may be determined by the Committee in its sole discretion; provided, however, directors and key consultants who are not employees of the Company shall not be eligible to receive and shall not be granted Incentive Stock Options. Except as otherwise provided in the Plan, the number, type, terms and conditions of Options granted to various Eligible Participants need not be uniform, consistent or in accordance with any plan, whether or not such Eligible Participants are similarly situated. Upon determination by the Committee that an Option is to be granted to an Optionee, written notice shall be given to such person specifying such terms, conditions, rights and duties related thereto. Each Optionee shall enter into an agreement with the Company, in such form as the Committee shall determine and which shall be consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of the related agreement with the Optionee.

                           ARTICLE 6. TERMS OF OPTIONS

       6.1 GRANT OF OPTIONS. Except as otherwise provided in the Plan, an Optionee may be granted one or more options under the Plan, and the Committee in its sole discretion (to the extent permitted pursuant to Article 5) may designate whether an Option is to be considered an Incentive Stock Option or a Nonstatutory Stock Option. The Committee may grant both an Incentive Stock Option and a Nonstatutory Stock Option to the same Optionee at the same time or at different times. Incentive Stock Options and Nonstatutory Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Common Stock for which any other Option may be exercised.

       6.2 MANNER OF OPTION EXERCISE. An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: Secretary), and by paying in full the total Option exercise price of the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to
Section 9.1, the exercise of the Option shall be deemed effective upon receipt of such notice and payment. As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

       6.3 PAYMENT OF OPTION EXERCISE PRICE. At the time of the Option exercise, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock, the value of such shares shall be equal to their Fair Market Value on the date of exercise. The Committee may reject an Optionee's election to pay all or part of the purchase price with previously acquired shares of Common Stock and require such purchase price to be paid entirely in cash. For purposes of this Section 6.3, "previously acquired shares" means shares of the Company's Common Stock which the Optionee has owned for at least six (6) months prior to the exercise of the stock option, or for such other period of time as may be required by generally accepted accounting principles. In its sole discretion, the Committee may permit an Optionee to pay all or any portion of the purchase price in installments or by delivery of a promissory note in form and substance acceptable to the Committee, or in such other form of payment as may be authorized by the Committee.

       6.4 RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Optionee shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares except as the Committee may determine pursuant to Section 4.3.

       6.5 INCENTIVE STOCK OPTIONS.

              (a) INCENTIVE STOCK OPTION EXERCISE PRICE. The per share price to be paid by the Optionee at the time an Incentive Stock Option is exercised will be determined by the Committee, but shall not be less than
       (i) one hundred percent (100%) of the Fair Market Value of one (l) share of Common Stock on the date the Option is granted, (ii) one hundred ten percent (110%) of the Fair Market Value of one (1) share of Common Stock on the date the Option is granted if, at that time the Option is granted, the Optionee owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code).

              (b) DURATION OF INCENTIVE STOCK OPTIONS. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee at the time such Option is granted, but in no event shall such period exceed ten (10) years from the date the Option is granted or, in the case of an Optionee that owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code), five (5) years from the date the Incentive Stock Option is granted. An Incentive Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee at the time the Option is granted. Upon the completion of its exercise period, an Incentive Stock Option, to the extent not then exercised, shall expire.

              (c) WITHHOLDING.

                     (i) The Company shall be entitled to (aa) withhold and
              deduct from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee's exercise of an incentive stock option or a "disqualifying disposition" of shares acquired through the exercise of an incentive stock option as defined in Code Section 421(b), or (bb) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of the Option.

                     (ii) The Committee may, in its discretion and subject to
              such rules as the Committee may adopt, permit an Optionee to satisfy, in whole or in part, any such withholding tax obligation by electing to deliver to the Company previously acquired shares of Common Stock (as defined in Section 6.3) or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the Option's exercise, in either case having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the Option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law (the "Tax Date"). Such election shall be approved by the Committee and otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

              (d) OTHER PROVISIONS. The agreement evidencing an Incentive Stock Option authorized under this Section 6.5 shall contain such other provisions as the Committee shall deem advisable. Any such agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary to ensure that such Option complies with the requirements of Section 422 of the Code, as amended, and may contain such limitations and restrictions on the sale of shares acquired through the exercise of the Incentive Stock Option as the Committee may deem advisable to permit the Company to comply with any applicable federal, state or local tax withholding obligations.

       6.6 NONSTATUTORY STOCK OPTIONS.

              (a) OPTION EXERCISE PRICE. Unless otherwise determined by the Committee, the per share price to be paid by the Optionee at the time a Nonstatutory Stock Option is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value of one (1) share of Common Stock on the date the Option is granted.

              (b) DURATION OF NONSTATUTORY STOCK OPTION. The period during which a Nonstatutory Stock Option may be exercised shall be fixed by the Committee at the time such option is granted. A Nonstatutory Stock Option shall become exercisable at such time and in such installments (which may be cumulative) as shall be determined by the Committee at the time the Option is granted. Upon the completion of its exercise period, a Nonstatutory Stock Option, to the extent not then exercised, shall expire.

              (c) WITHHOLDING TAXES.

                     (i) The Company is entitled to (aa) withhold and deduct
              from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee's exercise of a Nonstatutory Stock Option or otherwise incurred with respect to the Option, or (bb) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of the Option.

                     (ii) The Committee may, in its discretion and subject to
              such rules as the Committee may adopt, permit an Optionee to satisfy, in whole or in part, any such withholding tax obligation by electing to deliver to the Company "previously acquired" shares of Common Stock (as defined n Section 6.3) or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the Option's exercise, in either case having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the Option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law (the "Tax Date"). Such election shall be approved by the Committee and otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

              (d) OTHER PROVISIONS. The agreement evidencing a Nonstatutory Stock Option authorized under this Section 6.6 shall contain such other provisions as the Committee shall deem advisable.

                        ARTICLE 7. TERMINATION OF OPTIONS

       7.1 TERMINATION OF EMPLOYMENT OR STATUS AS A DIRECTOR OR CONSULTANT DUE TO DEATH, DISABILITY OR RETIREMENT. Unless otherwise provided in the agreement evidencing the Option, in the event an Optionee's employment or status as a director or consultant is terminated with the Company and all Subsidiaries by reasons of his or her death, Disability or Retirement, all outstanding Options then held by the Optionee shall become immediately exercisable in full and shall remain exercisable until the earlier of: (i) the three-month anniversary of the Optionee's date of termination because of Retirement, (ii) the one-year anniversary of the Optionee's termination because of Disability, (iii) the one-year anniversary of the Optionee's date of death, or (iv) the expiration date stated in the agreement evidencing such Option. Notwithstanding the foregoing, upon an Optionee's termination of employment or status as a director or consultant due to death, Disability, or Retirement, the Committee may, in its sole discretion, provide that all outstanding Options held by the Optionee shall become immediately exercisable and shall remain exercisable following such termination of employment or status as a director or consultant in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date stated in the agreement evidencing such Option, and Options exercised more than three (3) months following Retirement or more than one (l) year following Disability will not qualify as Incentive Stock Options.

       7.2 TERMINATION OF EMPLOYMENT OR STATUS AS A DIRECTOR OR CONSULTANT FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.

              (a) Except as otherwise provided in subsection (b) below, in the event an Optionee's employment or status as a director or consultant is terminated with the Company and all Subsidiaries for any reason other than his or her death, Disability or Retirement, all rights of the Optionee under the Plan shall terminate thirty (30) days following such termination without notice of any kind, and no Options then held by the Optionee shall thereafter be exercisable. During such thirty-day period, the Optionee may exercise any outstanding Options only to the extent such Options had become exercisable on the date of the Optionee's termination of employment or status as a director or consultant.

              (b) Notwithstanding the provisions of Subsection (a) above, upon an Optionee's termination of employment with or status as a director or consultant of the Company and all Subsidiaries, the Committee may, in its sole discretion, provide that all outstanding Options then held by the Optionee shall remain exercisable for a period in excess of thirty (30) days, in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date stated in the agreement evidencing such Option, and Options exercised more than three
       (3) months following termination of employment will not qualify as Incentive Stock Options.

       7.3 DATE OF TERMINATION. For purposes of the Plan, an Optionee's employment or status as a director or consultant shall be deemed to have terminated as of the date determined by the Committee in its sole discretion.

       7.4 MERGER, ACQUISITION OR OTHER CHANGE IN CONTROL. All outstanding Options held by Optionees, other than those Options remaining exercisable pursuant to Section 7.2 above, shall become immediately exercisable in full, notwithstanding any vesting schedule in the agreements evidencing such Options or anything in this Plan to the contrary, upon the occurrence of any of the following events:

              (a) any individual, corporation, partnership, trust or other entity (other than any employee pension benefit plan (as defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) established by the Company):

                     (i) makes a tender or exchange offer which results in the
              purchase of sixty percent (60%) of the shares, in the aggregate, of the Company's stock, or

                     (ii) together with its "affiliates" and "associates" (as
              those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Act")) becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Act) of at least sixty percent (60%) of the Company's stock;

              (b) the stockholders of the Company approve an agreement or plan to merge or consolidate the Company with or into another corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets, or to liquidate the Company; or

              (c) a majority of the members of the Company's Board of Directors become individuals other than Continuing Directors. For purposes of the foregoing, a "Continuing Director" shall mean: (i) any member of the Board of Directors of the Company as of November 29, 1995; or (ii) any other member of the Board who, from time to time, was nominated for election by the Board, or was appointed by the Board to fill a vacancy on the Board, or to fill a newly created directorship, but excluding any individual nominated or appointed at a Board meeting at which the majority of the directors present were not Continuing Directors, or by unanimous written action of the Board, unless a majority of directors taking such action are Continuing Directors.

                    ARTICLE 8. RIGHTS OF EMPLOYEES; OPTIONEES

       8.1 EMPLOYMENT. Nothing in the plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of or relationship with any Eligible Participant or Optionee at any time, nor confer upon any Eligible Participant or Optionee any right to continue in the employ of or to continue to perform services for the Company or any Subsidiary.

       8.2 NONTRANSFERABILITY.

              (a) Except as otherwise provided in Section 8.2(b), no right or interest of any Optionee in any Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Optionee's death, an Optionee's rights and interest in any Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Section 7.1) may be made by, the Optionee's legal representatives, heirs or legatees. If in the opinion of the Committee an Optionee holding any Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Optionee may be made to, and any rights of the Optionee under the Plan shall be exercised by, such Optionee's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

              (b) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Optionee to transfer any or all Nonstatutory Stock Options to any member of the Optionee's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for the transfer and such transferred Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonstatutory Stock Option immediately prior to its transfer.

       8.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be an addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

              ARTICLE 9. SHARE ASSURANCE AND TRANSFER RESTRICTIONS

       9.1 SHARE ISSUANCES. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan (and an Option shall not be considered to be exercised, notwithstanding the tender by the Optionee of any consideration therefor), unless and until each of the following conditions has been fulfilled:

              (a) (i) there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Optionee (or, in the event of death or disability, the Optionee's heir(s) or legal representatives(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

              (b) there shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

       9.2 SHARE TRANSFERS. Shares of Common Stock issued pursuant to the exercise of Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares, not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws, on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

       9.3 LEGENDS. Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock issued under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

       THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

            ARTICLE 10. PLAN AMENDMENT, MODIFICATION AND TERMINATION

       The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company. Notwithstanding the foregoing, to the extent required by Section 422 of the Code, Rule 16b-3 of the Exchange Act or other applicable law or regulation, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 4.3, (ii) change the definition of Eligible Participants, (iii) decrease the price at which options may be granted, (iv) materially increase the benefits accruing to Optionees under the Plan, or (v) cause Incentive Stock Options to fail to meet the requirements of Section 422 of the Code, unless such revision or amendment is approved by the shareholders of the Company. Furthermore, no termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Optionee affected thereby, except to the extent provided under Section 4.3.

                     ARTICLE 11. EFFECTIVE DATE OF THE PLAN

       1.1 EFFECTIVE DATE. The effective date of this Plan is February 26, 2002, the date it was adopted by the Board, subject to shareholder approval within twelve (12) months after such date. Options shall not be granted under the Plan prior to shareholder approval.

       11.2 DURATION OF THE PLAN. Incentive Stock Options may be granted pursuant to the Plan from time to time until February 26, 2012. Nonstatutory Stock Options may be granted pursuant to the Plan from time to time until the Plan is discontinued or terminated by the Board. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

                            ARTICLE 12. MISCELLANEOUS

       12.1 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

       12.2 GENDER AND NUMBER. Except when otherwise indicated by the context, reference to the masculine gender in the Plan shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

                           ARTICLE 13. FORMULA AWARDS

       13.1 GRANT OF NONSTATUTORY STOCK OPTIONS. In addition to discretionary Nonstatutory Stock Options granted by the Committee, directors who are not employees of the Company or any Subsidiary (the "Nonemployee Directors") shall be granted Nonstatutory Stock Options pursuant to this
       Article 13. Such Nonstatutory Stock Options shall be automatic and nondiscretionary and shall be granted strictly in accordance with the following provisions:

              (a) No person shall have any discretion to select the Nonemployee Directors that shall be eligible for Nonstatutory Stock Options granted pursuant to this Article 13 or to determine the number of shares of Common Stock to be subject to such Nonstatutory Stock Options, the option price per share or the date of grant.

              (b) Each Nonemployee Director who is first elected to the Board after the effective date of the Plan, as restated, shall be granted a Nonstatutory Stock Option to purchase 30,000 shares of Common Stock on the date of such election to the Board.

              (c) Beginning with the third anniversary of the date of his election to the Board, each Nonemployee Director shall, on the date of such third anniversary and on each anniversary date thereafter so long as the Nonemployee Director continues to serve on the Board, be granted a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock.

       13.2 OPTION PRICE. The option price per share for all Nonstatutory Stock Options granted pursuant to Section 13.1 shall be one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the date of such Option is granted.

       13.3   DURATION AND EXERCISE OF OPTIONS.

              (a) DURATION OF OPTIONS. Except as otherwise provided in this Plan, the period during which any Nonstatutory Stock Option granted to Nonemployee Directors under this Article 13 may be exercised shall be ten (10) years after the date that such Option is granted.

              (b)    EXERCISABILITY OF NONSTATUTORY STOCK OPTIONS.


                     (i) All Nonstatutory Stock Options granted to Nonemployee Directors pursuant to Section 13.1(b) shall, on each of the first through the fourth anniversary dates of the date such Option is granted, become exercisable as to twenty-five percent (25%) of the shares of Common Stock subject to such Option, cumulatively, and, therefore, shall be fully exercisable on the fourth anniversary of the date that such Option is granted.

                     (ii) All Nonstatutory Stock Options granted to Nonemployee Directors pursuant to Section 13.1(c) shall, on the first anniversary of the date such Option is granted, become exercisable as to one hundred percent (100%) of the shares of Common Stock subject to such Option so long as the Nonemployee Director continues to serve on the Board on such anniversary of the date of grant.

                     (iii) If the Nonemployee Director does not purchase in any year the full number of shares which the Nonemployee Director is entitled to purchase in that year, the Nonemployee Director shall be entitled to purchase in any subsequent year such previously unpurchased shares, subject to the expiration of such Nonstatutory Stock Option as specified in Section 13.3(a) above.

       13.4 PAYMENT OF OPTION PRICE. Upon the exercise of any Nonstatutory Stock Option granted to a Nonemployee Director pursuant to this
              Article 13, the purchase price for such shares to be purchased may be paid in any of the forms of payment permitted by the Committee under Section 6.3.

       13.5 COMPLIANCE WITH RULE 16b-3. All Nonstatutory Stock Options granted to Nonemployee Directors under this Article 13 must comply with the applicable provisions of Rule 16b-3, or its successor, of the Exchange Act, as amended from time to time.

       13.6 TERMINATION OF STATUS AS A DIRECTOR. In the event that a Nonemployee Director's status as a director terminates, the period of time following such termination during which the Nonemployee Director may exercise any outstanding Nonstatutory Stock Options and the extent to which such Options may become exercisable shall be governed by Article 7.

       13.7 DISCRETIONARY OPTION GRANTS. Nothing in this Article 13 shall preclude a Nonemployee Director from receiving one or more discretionary grants of Nonstatutory Stock Options which the Committee may, in its sole discretion, grant pursuant to Article 3 of the Plan.

                               Please detach here



                                  MEDWAVE, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


       The undersigned hereby appoints TIMOTHY J. O'MALLEY and WILLIAM D. CORNELIUSON, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of Medwave, Inc. registered in the name of the undersigned, at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 25, 2002, at 1:00 p.m. (Central Daylight time) at the Minneapolis offices of Fredrikson & Byron in the Pipestone Conference Room on the 13th Floor of International Centre, 900 Second Avenue South, Minneapolis, Minnesota, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to the meeting.

                              Please detach here

1.  AMEND ARTICLES OF INCORPORATION AND BYLAWS to provide for staggered      [  ] FOR       [  ] AGAINST      [  ] ABSTAIN
    election of directors and modify removal requirements for directors

2.  ELECT DIRECTORS:   1 - Norman Dann (Class I; one-year term)              [  ] FOR all nomi-       [  ] WITHHOLD AUTHORITY
                       2 - William D. Corneliuson (Class II; two-year term)       nees listed to the       to vote for all nominees
                       3 - Timothy J. O'Malley (Class II; two-year term)          left (except as          listed to the left.
                       4 - Frank A. Katarow (Class III; three-year term)          specified below).
                       5 - John L. Miclot (Class III; three-year term)

(Instructions: To withhold authority to vote for any individual nominee,
write the name of the nominee(s) in the box provided to the right).          [__________________________________________]

3.  ADOPT AMENDED AND RESTATED STOCK OPTION PLAN, including reservation      [  ] FOR       [  ] AGAINST     [  ] ABSTAIN
    of 500,000 additional shares, adding provision for discretionary grants to nonemployee directors and extension to February 26, 2012 of term during which incentive stock options may be granted under Plan

4. OTHER MATTERS. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the
   Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH
PROPOSAL.
                                                                             Date ________________________________


                                                                             [_________________________________]
                                                                             Signature(s) in Box
                                                                             PLEASE DATE AND SIGN ABOVE
                                                                             exactly as name appears at the left indi-
                                                                             cating, where appropriate, official position
                                                                             or representative capacity. For stock held in
                                                                             joint tenancy, each joint tenant should sign.